Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Kopin Corporation on Form S-8 of our report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and intangibles in 2002), appearing in the Annual Report on Form 10-K of Kopin Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 6, 2004